MASTER DELEGATION AGREEMENT

AGREEMENT, dated as of June 30, 2005 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the “Delegate”), and each of the registered investment companies (each a “Fund” and collectively “the Funds”) listed on Appendix A) and their portfolios.

WHEREAS, pursuant to the provisions of Rule 17f-5 under the Investment Company Act of 1940, as amended (the “1940 Act”), and subject to the terms and conditions set forth herein, the Board of Directors / Trustees of each Fund desires to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, as described herein; and

WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Directors / Trustees of each Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.	Definitions

Capitalized terms in this Agreement have the following meanings:

a.	Authorized Representative

Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

b.	Board

Board means the Board of Directors / Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of each Fund.

c.	Country Risk

Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

d.	Eligible Foreign Custodian

Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term “U.S. Bank” is defined in Rule 17f-5(a)(7)).

e.	Foreign Assets

Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

f.	Foreign Custody Manager

Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

g.	Securities Depository

Securities Depository has the meaning set forth in Rule 17f-4(a).

h.	Monitor

Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

2.	Representations

a.	Delegate’s Representations

Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts.  Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

b.	Fund’s Representations

Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement.  Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.	Jurisdictions and Depositories Covered

a.	Initial Jurisdictions and Depositories

The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix B1.  Delegate’s responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in Appendix B2.  Upon the creation of a new Securities Depository in any of the jurisdictions listed in Appendix A1 at the time of such creation, such Securities Depository will automatically be deemed to be listed in Appendix B2 and will be covered by the terms of this Agreement.

b.	Added Jurisdictions and Depositories

Jurisdictions and related Securities Depositories may be added to Appendix B1 and Appendix B2, respectively, by written agreement in the form of Appendix C.  Delegate’s responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate’s Authorized Representative and Board’s Authorized Representative have both executed a copy of Appendix C listing such jurisdiction and/or Securities Depository, or (ii) the time that Delegate’s Authorized Representative receives a copy of such fully executed Appendix C.

c.	Withdrawn Jurisdictions

Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate.  Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board.  Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

4.	Delegation of Authority to Act as Foreign Custody Manager

a.	Selection of Eligible Foreign Custodians

Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

b.	Contracts With Eligible Foreign Custodians

Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund’s foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.	Monitoring of Eligible Foreign Custodians and Contracts

In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian.  In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund’s foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

6.	Securities Depositories

a.           In accordance with the requirements of Rule 17f-7, Delegate shall, upon execution of this Agreement, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on Appendix B2 hereto.

b.           In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Appendix B2 hereto on a continuing basis, and shall promptly notify the Fund or its investment adviser of any material change in such risks.

7.	Guidelines and Procedures for the Exercise of Delegated Authority

a.	Board’s Conclusive Determination Regarding Country Risk

In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund’s investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund’s shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies.  In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund’s investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

b.	Selection of Eligible Foreign Custodians

In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

i.
The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

ii.	Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

iii.	The Eligible Foreign Custodian’s general reputation and standing;

iv.
Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian’s consent to service of process in the United States;

v.	In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix D to this Agreement; and

c.	Evaluation of Written Contracts

In exercising the authority delegated under this Agreement to enter into written contracts governing Fund’s foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market.  In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

d.	Monitoring of Eligible Foreign Custodians

In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund’s foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix E to this Agreement.  If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets.

8.	Standard of Care

a.           In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise such reasonable care, prudence and diligence as is customary for persons having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act to exercise.

b.           In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise such reasonable care, prudence and diligence as is customary for a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act to exercise.

9.	Reporting Requirements

Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Fund’s arrangements with such Eligible Foreign Custodians.  Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion, with notice to the Authorized Representative.

10.	Provision of Information Regarding Country Risk

With respect to the jurisdictions listed in Appendix B1, or added thereto pursuant to Article 3, Delegate agrees to provide the Board and the Fund’s investment adviser with access to Eyes to the WorldTM, a service available through the Delegate’s Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in Appendix F to this Agreement.  Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

11.	Limitation of Liability.

a.           Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the “Delegate Indemnified Parties”) be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Delegate Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, and reasonable costs and expenses, including reasonable legal fees, (a “Claim”) arising as a result of any act or omission of the Delegate or any Delegate Indemnified Party under this Agreement, except to the extent that any Claim results from the negligence, willful misfeasance, bad faith, or reckless disregard of its duties on the part of the Delegate or any Delegate Indemnified Party.  Without limiting the foregoing, neither the Delegate nor the Delegate Indemnified Parties shall be liable for, and the Delegate and the Delegate Indemnified Parties shall be indemnified against, any Claim arising as a result of:

i.
Any act or omission by the Delegate or any Delegate Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument from an Authorized Representative reasonably believed by the Delegate to be genuine; or

ii.	Any information that the Delegate provides or does not provide under Section 10 hereof.

b.           The Delegate agrees to indemnify and hold harmless each Fund, its Directors / Trustees, and its affiliates and their officers and employees (“Fund Indemnified Parties”) from and against any and all Claims arising as a result of any act or omission of the Delegate or any Delegate Indemnified Party under this Agreement to the extent resulting from the negligence, willful malfeasance, bad faith, or reckless disregard of its duties on the part of the Delegate or the Delegate Indemnified Parties.

c.           Notwithstanding anything to the contrary in this Agreement, in no event shall a party be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.	Effectiveness and Termination of Agreement

This Agreement shall be effective as of the later of the date of execution on behalf of Fund or Delegate and shall remain in effect until terminated as provided herein.  This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13.	Authorized Representatives and Notices

The respective Authorized Representatives of Fund and Delegate, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix G.  Any Authorized Representative of a party may add or delete persons from that party’s list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.	Governing Law

This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

15.	Business Recovery.

The Bank represents and warrants that it has and will continue to have in place a commercially reasonable business recovery program.

16.	Force Majeure.

Notwithstanding anything otherwise to the contrary in this Agreement, no party shall be liable to the other for any loss or liability arising from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events, except to the extent that any such loss or liability results from the failure of the Delegate to (a) maintain a commercially reasonable business recovery program, and (b) act reasonably to mitigate, as soon as practicable, the specific occurrence or event.

17.           Amendments.  This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

INVESTORS BANK & TRUST COMPANY

By: /s/ Robert D. Mancuso
Name: Robert D. Mancuso
Title: Senior Vice President

ECLIPSE FUNDS
ECLIPSE FUNDS INC.

By: /s/ Gary E. Wendlandt
Name: Gary E. Wendlandt
Title: President

THE MAINSTAY FUNDS

By: /s/ Christopher O. Blunt
Name: Christopher O. Blunt
Title: President

MAINSTAY VP SERIES FUND, INC.

By: /s/ Anne F. Pollack
Name: Anne F. Pollack
Title: President

List of Appendices

A – Funds

B1 -- Jurisdictions Covered

B2 – Securities Depositories Covered

C -- Additional Jurisdictions/Securities Depositories Covered

D -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

E -- Factors and Criteria To Be Applied in Establishing Systems For the  Monitoring of Foreign Custody Arrangements and Contracts

F -- Information Regarding Country Risk

G -- Authorized Representatives

Appendix A
to the
Master Delegation Agreement
(as of January 6, 2006)

Fund	Portfolio
The MainStay Funds	Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Money Market Fund
Small Cap Growth Fund
Small Cap Value Fund
Tax Free Bond Fund
Total Return Fund
Value Fund

Eclipse Funds	Balanced Fund
Mid Cap Opportunity Fund
Small Cap Opportunity Fund

Eclipse Funds Inc.	All Cap Growth Fund
All Cap Value Fund
Asset Manager Fund
Cash Reserves Fund
Conservative Allocation Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
Moderate Allocation Fund
Moderate Growth Allocation Fund
S&P 500 Index Fund
Short Term Bond Fund

A-1

Fund	Portfolio

MainStay VP Series Fund, Inc.	Balanced Portfolio Basic Value Portfolio
Bond Portfolio
Capital Appreciation Portfolio
Cash Management Portfolio
Common Stock Portfolio
Conservative Allocation Portfolio
Convertible Portfolio
Developing Growth Portfolio
Floating Rate Portfolio
Government Portfolio
Growth Allocation Portfolio
High Yield Corporate Bond Portfolio
Income & Growth Portfolio
International Equity Portfolio
Large Cap Growth Portfolio
Mid Cap Core Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Moderate Allocation Portfolio
Moderate Growth Allocation Portfolio
S&P 500 Index Portfolio
Small Cap Growth Portfolio
Total Return Portfolio
Value Portfolio

A-2

APPENDIX B1

Jurisdictions Covered

[Delete those countries that are not delegated]

Argentina	Kenya
Austria	Korea
Australia	Latvia
Bahrain	Lebanon
Bangladesh	Lithuania
Belgium	Luxembourg
Bermuda	Malaysia
Bolivia	Mauritius
Botswana	Mexico
Brazil	Morocco
Bulgaria	Namibia
Canada	Netherlands
Chile	New Zealand
China	Norway
Clearstream (Cedel)	Oman
Colombia	Pakistan
Costa Rica	Panama
Croatia	Papau New Guinea
Cyprus	Peru
Czech Republic	Philippines
Denmark	Poland
Ecuador	Portugal
Egypt	Romania
Estonia	Russia
Euroclear	Singapore
Finland	Slovak Republic
France	Slovenia
Germany	South Africa
Ghana	Spain
Greece	Sri Lanka
Hong Kong	Swaziland
Hungary	Sweden
Iceland	Switzerland
India	Taiwan
Indonesia	Thailand
Ireland	Turkey
Israel	Ukraine
Italy	United Kingdom
Ivory Coast	Uruguay
Japan	Venezuela
Jordan	Zambia
Kazakhstan	Zimbabwe

APPENDIX B2

Securities Depositories Covered

Argentina	CDV	Philippines	PCD
	CRYL		RoSS

Australia	Austraclear Ltd.	Poland	CRBS
	CHESS		NDS
RITS

Austria	OeKB AG	Portugal	Central de Valores
Mobiliarios

Bahrain	None	Romania	NBR
SNCDD
Stock Exchange
Registry, Clearing &
Settlement

Bangladesh	None	Russia	DCC
NDC
VTB

Belgium	BKB	Singapore	CDP
	CIK		MAS

Bermuda	None	Slovak Republic	NBS
SCP

Botswana	None	Slovenia	KDD

Brazil	CBLC	South Africa	STRATE
	CETIP		The Central Depository
	SELIC		(Pty) Ltd.

Bulgaria	The Bulgarian National	Spain	Banco de Espana
	Bank		SCLV
The Central Depository

Canada	Bank of Canada	Sri Lanka	CDS
CDS

Chile	DCV	Sweden	VPC AB

China	SSCC	Switzerland	SIS SegaIntersettle AG
SSCCRC

Clearstream		Taiwan	TSCD

Colombia	DCV	Thailand	TSD
DECEVAL

Costa Rica	CEVAL	Turkey	CBT
Takasbank

Croatia	CNB	Ukraine	Depository of the
	Ministry of Finance		National Bank of
	SDA		Ukraine
MFS Depository

Czech Republic	SCP	Uruguay	None
TKD

Denmark	VP	United Kingdom	CMO

CREST

Ecuador	DECEVALE, S.A.	Venezuela	BCV
CVV

Egypt	Misr for Clearing,	Zambia	Bank of Zambia
	Settlement & Dep.		LuSE CSD

Estonia	ECDSL	Zimbabwe	None

Euroclear

Finland	APK

France	Sicovam SA

Germany	Clearstream

Ghana	None

Greece	Bank of Greece
CSD

Hong Kong	CCASS
CMU

Hungary	Keler Ltd.

India	CDSL
NSDL

Indonesia	Bank Indonesia
PT.KSEI

Ireland	CREST
Gilt Settlement Office

Israel	TASE Clearing
House Ltd.

Italy	Banca d-Italia
Monte Titoli

Ivory Coast*	Depositaire Central/
Banque de Reglement

Japan	Bank of Japan
JASDEC

Jordan	SDC

Kazakhstan	Kazakhstan Central
Securities Depository

Kenya	Central Bank of Kenya
Central Depository

Korea	KSD

Latvia	Bank of Latvia
LCD

Lebanon	Banque de Liban
MIDCLEAR

Lithuania	CSDL

Luxembourg	Clearstream

Malaysia	BNM (SSTS)
MCD

Mauritius	CDS

Mexico	S.D. Indeval

Morocco	Maroclear S.A.

Netherlands	NECIGEF

New Zealand	New Zealand Central
Securities Depository

Norway	VPS

Oman	MDSRC

Pakistan	Central Depository Co.
of Pakistan Limited
State Bank of Pakistan

Peru	CAVALI

* Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast

APPENDIX C

Additional Jurisdictions Covered

Pursuant to Article 3 of this Agreement, Delegate and Fund agree that the following jurisdictions shall be added to Appendix A1:

[Insert additional countries/depositories]

INVESTORS BANK & TRUST COMPANY

By:  ___________________________________

Name:

Title:

[FUND]

By: ____________________________________

Name:

Title:

DATE:  ______________________________

C-1

APPENDIX D

Additional Factors and Criteria To Be Applied
 in the Selection of Eligible Foreign Custodians
That Are Banking Institutions or Trust Companies

In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):

_________                                None

____X_____                                Other (list below):

(i)
indemnification or insurance arrangements (or any combination of the foregoing) such that each Fund will be adequately protected against the risk of loss of assets held in accordance with a contract with the Eligible Foreign Custodian;

(ii)
each Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the foreign custodian arising under bankruptcy, insolvency, or similar laws;

(iii)	beneficial ownership for each Fund's assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv)	adequate records will be maintained identifying the assets as belonging to each Fund or as being held by a third party for the benefit of the Fund;

(v)	each Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and

(vi)
each Fund will receive periodic reports with respect to the safekeeping of the Fund's assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third-party account containing assets held for the benefit of the Fund.

D-1

APPENDIX E

 Factors and Criteria To Be Applied
in the Establishing Systems For the Monitoring of
 Foreign Custody Arrangements and Contracts

In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:

1.	Operating performance

2.	Established practices and procedures

3.	Relationship with market regulators

4.	Contingency planning

E-1

APPENDIX F

Information Regarding Country Risk

To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in Article 3, the following information:

1.	Copy of Addenda or Side Letters to Subcustodian Agreements

2.	Legal Opinion, if available, with regard to:

a)	Access to books and records by the Fund’s accountants

b)	Ability to recover assets in the event of bankruptcy of a custodian

c)	Ability to recover assets in the event of a loss

d)	Likelihood of expropriation or nationalization, if available

e)	Ability to repatriate or convert cash or cash equivalents

3.	Audit Report

4.	Copy of Balance Sheet from Annual Report

5.	Country Profile Matrix containing market practice for:

a)	Delivery versus payment

b)	Settlement method

c)	Currency restrictions

d)	Buy-in practice

e)	Foreign ownership limits

f)	Unique market arrangements

F-1

APPENDIX G
Authorized Representatives

The names and addresses of each party’s authorized representatives are set forth below:

A.  Fund

Treasurer
Eclipse Funds
Eclipse Funds, Inc.
The MainStay Funds
MainStay VP Series Fund, Inc.
McMorgan Funds
169 Lackawanna Avenue
Parsippany, NJ 07054

with a copy to:
Secretary
Eclipse Funds
Eclipse Funds, Inc.
The MainStay Funds
MainStay VP Series Fund, Inc.
169 Lackawanna Avenue
Parsippany, NJ 07054

and with a copy to
Secretary
McMorgan Funds
One Bush Street, Suite 800
San Francisco, CA 94104

B.  Delegate

Investors Bank & Trust Company
200 Clarendon Street
P.O. Box 9130
Boston, MA 02117-9130
Attention:  Christopher E. Jones, Director, Client Management
Fax:  (617) 330-6033

With a copy to:

Investors Bank & Trust Company
200 Clarendon Street
P.O. Box 9130
Boston, MA 02117-9130
Attention:  Andrew S. Josef, Assistant General Counsel
Fax:  (617) 946-1929

G-1